UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2008

MAILTEC, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-127347	20-0754724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9253 Eton Avenue, Chatsworth, California 91311
(Address of principal executive offices) (zip code)

(818) 775-1624
 (Registrant's telephone number, including area code)

Copies to:
Andrea Cataneo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

4774 Holladay, Holladay, Utah 84124
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Amendment No. 2 to Form 8-K is being filed to amend and restate the Form 8-K/A that was filed by MailTec, Inc. on March 3, 2008, relating to events which occurred on February 14, 2008. The previous Form 8-K/A filed by MailTec, Inc. was not an accurate reflection of the events which occurred on February 14, 2008 in light of the fact that although an Agreement and Plan of Merger was executed as of February 14, 2008 and amended and restated as of February 27, 2008, the closing of the intended transaction did not occur until February 27, 2008.

Item 1.01  Entry into a Material Definitive Agreement.

On February 14, 2008, MailTec, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with ProVision Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and ProVision Interactive Technologies, Inc., a California corporation (“ProVision”) which was subsequently amended and restated as of February 27, 2008. Pursuant to the Agreement, the Subsidiary will merge into ProVision.  As consideration for the merger of the Subsidiary into ProVision, the Company will issue 20,879,360 shares of the Company’s common stock to the shareholders of ProVision and the outstanding shares of ProVision will be cancelled and ProVision will become a wholly-owned subsidiary of the Company.

ProVision is a company focused on the development and distribution of their patented three-dimensional, holographic interactive displays focused at grabbing and holding consumer attention particularly and initially in the advertising and product merchandising markets.  The systems display a moving 3D image size to forty inches in front of the display, projecting a digital video image out into space detached from any screen, rendering truly independent floating images featuring high definition and crisp visibility from far distances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Agreement and Plan of Merger by and among MailTec, Inc., ProVision Merger Corp and ProVision Interactive Technologies, Inc. dated as of February 27, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAILTEC, INC.

March 5, 2008	By:	/s/ Curt Thornton
Curt Thornton
Chief Executive Officer

3